EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITOR




We consent to the incorporation by reference in the following Form S-8 registration statements of our (i) report dated January 31, 1994, except as to the information presented in Note 21, for which the date is February 17, 1994, on our audits of the consolidated financial statements of Ethyl Corporation and Subsidiaries appearing on page 46 of the Ethyl Corporation 1993 Annual Report to Shareholder, which report is included in this Annual Report on Form 10-K; and
(ii) report dated January 31, 1994 on the financial statement schedules, which report appears on page F-2 of this Form 10-K, as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991:

    Savings Plan for the Employees of Ethyl Corporation (File No. 33-44990), and

    Incentive Stock Option Plan of Ethyl Corporation dated September 8, 1982
       (File No. 2-78933).



                                  /s/ Coopers & Lybrand
                                  COOPERS & LYBRAND


Richmond, Virginia
March 25, 1994